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                                                                     EXHIBIT 8.1

               [LUSE LEHMAN GORMAN POMERENK & SCHICK LETTERHEAD]


                                                     WRITER'S DIRECT DIAL NUMBER



June 18, 1998


Board of Directors
Sound Federal Savings and Loan Association
300 Mamaroneck Avenue
Mamaroneck, New York 10543-2647

         RE:  MUTUAL HOLDING COMPANY FORMATION AND STOCK ISSUANCE

Gentlemen:

      We have been requested as special counsel to Sound Federal Savings and Loan Association ("Association") to express our opinion concerning the Federal income tax consequences relating to the proposed conversion of the Association from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association ("Stock Association") and the formation of Sound Federal, MHC, a federal mutual holding company ("Mutual Holding Company") which will acquire the outstanding stock of Stock Association and subsequently contribute Stock Association's stock to Sound Federal Bancorp ("Stock Holding Company").

      In connection therewith, we have examined the Plan of Reorganization (as defined below) and certain other documents of or relating to the Reorganization (as defined below), some of which are described or referred to in the Plan of Reorganization and which we deemed necessary to examine in order to issue the opinions set forth below. Unless otherwise defined, all terms used herein have the meanings given to such terms in the Plan of Reorganization.

      In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined.

      In issuing our opinions, we have assumed that the Plan of Reorganization has been duly and validly authorized and has been approved and adopted by the board of directors of the Association at a meeting duly called and held; that the Association will comply with the terms and conditions of the Plan of Reorganization, and that the various representations and warranties which are provided to us are accurate, complete, true and correct. Accordingly, we express no opinion concerning the effect, if any, of variations from the foregoing. We specifically express no opinion concerning tax matters relating to the Plan of Reorganization under state and local tax laws and under Federal income tax laws except on the basis of the documents and assumptions described above.


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LUSE LEHMAN GORMAN POMERENK & SCHICK
    A PROFESSIONAL CORPORATION

Board of Directors
Sound Federal Savings and Loan Association
June 18, 1998
Page 2


      For purposes of this opinion, we are relying on the representations provided to us by the Association, which are incorporated herein by reference.

      In issuing the opinions set forth below, we have referred solely to existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder, current administrative rulings, notices and procedures and court decisions. Such laws, regulations, administrative rulings, notices and procedures and court decisions are subject to change at any time. Any such change could affect the continuing validity of the opinions set forth below. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

      In rendering our opinions, we have assumed that the persons and entities identified in the Plan of Reorganization will at all times comply with the requirements of Code sections 368 and 351, the other applicable state and Federal laws and the representations of the Association. In addition, we have assumed that the activities of the persons and entities identified in the Plan of Reorganization will be conducted strictly in accordance with the Plan of Reorganization. Any variations may affect the opinions we are rendering.

      We emphasize that the outcome of litigation cannot be predicted with certainty and, although we have attempted in good faith to opine as to the probable outcome of the merits of each tax issue with respect to which an opinion was requested, there can be no assurance that our conclusions are correct or that they would be adopted by the IRS or a court.

                               SUMMARY OF OPINIONS

      Based on the facts, representations and assumptions set forth herein, we are of the opinion that:


      WITH RESPECT TO THE EXCHANGE OF THE ASSOCIATION'S CHARTER FOR A STOCK CHARTER ("ASSOCIATION CONVERSION"):

      1. Association's exchange of its charter for a federal stock savings association charter is a mere change in identity and form and therefore qualifies as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code ("Code").


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LUSE LEHMAN GORMAN POMERENK & SCHICK
    A PROFESSIONAL CORPORATION

Board of Directors
Sound Federal Savings and Loan Association
June 18, 1998
Page 3


      2. No gain or loss will be recognized by Association upon the transfer of its assets to Stock Association solely in exchange for shares of Stock Association stock and the assumption by Stock Association of the liabilities of Association. (Code Sections 361(a) and 357(a)).

      3. No gain or loss will be recognized by Stock Association upon the receipt of the assets of Association in exchange for shares of Stock Association common stock. (Code Section 1032(a)).

      4. Stock Association's holding period in the assets received from Association will include the period during which such assets were held by the Association. (Code Section 1223(2)).

      5. Stock Association's basis in the assets of Association will be the same as the basis of such assets in the hands of Association immediately prior to the proposed transaction. (Code Section 362(b)).

      6. Association members will recognize no gain or loss upon the constructive receipt of Stock Association common stock solely in exchange for their membership interests in Association. (Code Section 354(a)(1)).

      7. The basis of the Stock Association common stock to be constructively received by the Association's members (which basis is -0-) will be the same as their basis in their membership interests in the Association surrendered in exchange therefor. (Code Section 358(a)(1)).

      8. The holding period of the Stock Association common stock constructively received by the members of the Association will include the period during which the Association members held their membership interests, provided that the membership interests were held as capital assets on the date of the exchange. (Code Section 1223(1)).

      9. The Stock Association will succeed to and take into account the Association's earnings and profits or deficit in earnings and profits, as of the date of the proposed transaction. (Code Section 381).

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LUSE LEHMAN GORMAN POMERENK & SCHICK
    A PROFESSIONAL CORPORATION

Board of Directors
Sound Federal Savings and Loan Association
June 18, 1998
Page 4


      WITH RESPECT TO THE TRANSFER OF STOCK ASSOCIATION STOCK TO MUTUAL HOLDING COMPANY FOR MEMBERSHIP INTERESTS (THE "351 TRANSACTION"):

      10. The exchange of stock by the Stock Association stockholders in exchange for membership interests in the Mutual Holding Company will constitute a tax-free exchange of property solely for "stock" pursuant to Section 351 of the Internal Revenue Code.

      11. Stock Association's stockholders will recognize no gain or loss upon the transfer of the Stock Association stock they constructively received in the Association conversion to the Mutual Holding Company solely in exchange for membership interests in the Mutual Holding Company. (Code Section 351).

      12. Stock Association stockholder's basis in the Mutual Holding Company membership interests received in the transaction (which basis is -0-) will be the same as the basis of the property transferred in exchange therefor, reduced by the sum of the liabilities assumed by Mutual Holding Company or to which assets transferred are taken subject. (Code Section 358(a)(1)).

      13. Stock Association stockholder's holding period for the membership interests in Mutual Holding Company received in the transaction will include the period during which the property exchanged was held by Stock Association stockholders, provided that such property was a capital asset on the date of the exchange. (Code Section 1223(1)).

      14. Mutual Holding Company will recognize no gain or loss upon the receipt of property from Stock Association stockholders in exchange for membership interests in the Mutual Holding Company. (Code Section 1032(a)).

      15. Mutual Holding Company's basis in the property received from Stock Association stockholders (which basis is -0-) will be the same as the basis of such property in the hands of Stock Association stockholders immediately prior to the transaction. (Code Section 362(a)).

      16. Mutual Holding Company's holding period for the property received from Stock Association's stockholders will include the period during which such property was held by Stock Association stockholders. (Code Section 1223(2)).

      17. Stock Association depositors will recognize no gain or loss solely by reason of the transaction.


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LUSE LEHMAN GORMAN POMERENK & SCHICK
    A PROFESSIONAL CORPORATION

Board of Directors
Sound Federal Savings and Loan Association
June 18, 1998
Page 5


      WITH RESPECT TO THE TRANSFERS TO THE STOCK HOLDING COMPANY IN EXCHANGE FOR COMMON STOCK IN THE STOCK HOLDING COMPANY

      18. The Mutual Holding Company and the persons who purchased Common Stock of the Stock Holding Company in the Subscription and Community Offering ("Minority Stockholders") will recognize no gain or loss upon the transfer of Stock Association stock and cash, respectively, to the Stock Holding Company in exchange for stock in the Stock Holding Company. Code Sections 351(a).

      19. Stock Holding Company will recognize no gain or loss on its receipt of Stock Association stock and cash in exchange for Stock Holding Company Stock. (Code Section 1032(a)).

      20. The basis of the Stock Holding Company Common Stock to the Minority Stockholders will be the actual purchase price thereof, and a shareholders holding period for Common Stock acquired through the exercise of subscription rights will begin on the date the rights are exercised.


                              PROPOSED TRANSACTION

      On May 13, 1998, the board of directors of the Association adopted that certain Plan of Reorganization From Mutual Savings Association to Mutual Holding Company and Stock Issuance Plan (the "Plan of Reorganization"). For what are represented to be valid business purposes, the Association's board of directors has decided to convert to a mutual holding company structure pursuant to statutes. The following steps are proposed:

      (i) The Association will organize an interim stock savings association (Interim One) as its wholly-owned subsidiary;

      (ii) Interim One will organize a federal mid-tier holding company as its wholly-owned subsidiary (Stock Holding Company); and

      (iii) Interim One will also organize another interim stock savings association as its wholly-owned subsidiary (Interim Two).

      The following transactions will occur simultaneously:


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LUSE LEHMAN GORMAN POMERENK & SCHICK
    A PROFESSIONAL CORPORATION

Board of Directors
Sound Federal Savings and Loan Association
June 18, 1998
Page 6


      (iv) The Association will exchange its charter for a federal stock savings association charter and become a stock savings association that will constructively issue its common stock to members of the Association;

      (v) Interim One will cancel its outstanding stock and exchange its charter for a federal mutual holding company charter and thereby become the Mutual Holding Company;

      (vi) Interim Two will merge with and into the Association with the Association as the surviving entity, the former members of the Association who constructively hold stock in the Association will exchange their stock in the Association for membership interests in the Mutual Holding Company; and

      (vii) The Mutual Holding Company will contribute the Association's stock to the Stock Holding Company, a wholly-owned subsidiary of the Mutual Holding Company for additional shares of Association stock.

      (viii) Contemporaneously, with the contribution set forth in "(vii)" the Stock Holding Company will offer to sell up to 49.9% of its Common Stock in the Subscription Offering and, if applicable, the Community Offering.

      These transactions are referred to herein collectively as the "Reorganization."

      Those persons who, as of the date of the Association Conversion (the "Effective Date"), hold depository rights with respect to the Association will thereafter have such rights solely with respect to the Stock Association. Each deposit account with the Association at the time of the exchange will become a deposit account in the Stock Association in the same amount and upon the same terms and conditions. Following the completion of the Reorganization, all depositors and borrowers who had membership rights with respect to the Association immediately prior to the Reorganization will continue to have such rights solely with respect to the Mutual Holding Company so long as they continue to hold deposit accounts or borrowings with the Stock Association. All new depositors of the Stock Association after the completion of the Reorganization will have ownership rights solely with respect to the Mutual Holding Company so long as they continue to hold deposit accounts with the Stock Association.

      The shares of Interim Two common stock owned by the Mutual Holding Company prior to the Reorganization shall be converted into and become shares of common stock of the Stock


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LUSE LEHMAN GORMAN POMERENK & SCHICK
    A PROFESSIONAL CORPORATION

Board of Directors
Sound Federal Savings and Loan Association
June 18, 1998
Page 7


Association on the Effective Date. The shares of Stock Association common stock constructively received by the Stock Association stockholders (formerly the members holding liquidation rights of the Association) will be transferred to the Mutual Holding Company by such persons in exchange for liquidation rights in the Mutual Holding Company.

      The Stock Holding Company will have the power to issue shares of capital stock (including common and preferred stock) to persons other than the Mutual Holding Company. So long as the Mutual Holding Company is in existence, however, it must own a majority of the voting stock of Stock Holding Company. Stock Holding Company may issue any amount of non-voting stock to persons other than Mutual Holding Company. No such non-voting stock will be issued as of the date of the Reorganization.


                                   *  *  *


      The opinions set forth above represent our conclusions as to the application of existing Federal income tax law to the facts of the instant transaction, and we can give no assurance that changes in such law, or in the interpretation thereof, will not affect the opinions expressed by us. Moreover, there can be no assurance that contrary positions may not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions.

      All of the opinions set forth above are qualified to the extent that the validity of any provision of any agreement may be subject to or affected by applicable Associationruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. We do not express any opinion as to the availability of any equitable or specific remedy upon any breach of any of the covenants, warranties or other provisions contained in any agreement. We have not examined, and we express no opinion with respect to the applicability of, or liability under, any Federal, state or local law, ordinance, or regulation governing or pertaining to environmental matters, hazardous wastes, toxic substances, asbestos, or the like.

      It is expressly understood that the opinions set forth above represent our conclusions based upon the documents reviewed by us and the facts presented to us. Any material amendments to such documents or changes in any significant fact would affect the opinions expressed herein.


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LUSE LEHMAN GORMAN POMERENK & SCHICK
    A PROFESSIONAL CORPORATION

Board of Directors
Sound Federal Savings and Loan Association
June 18, 1998
Page 8


      We have not been asked to, and we do not, render any opinion with respect to any matters other than those expressly set forth above.

      We hereby consent to the filing of the opinion as an exhibit to the Association's combined Form MHC-1/MHC-2 Notice of Mutual Holding Company Reorganization and Application for Approval of a Minority Stock Issuance by a Subsidiary of Mutual Holding Company as filed with the OTS and to the Stock Holding Company's Registration Statement on Form SB-1 as filed with the SEC. We also consent to the references to our firm in the Prospectus contained in the Forms MHC-1/MHC-2 and SB-1 under the captions "The Reorganization and Offering - Tax Effects of the Reorganization" and "Legal and Tax Matters," and to the summarization of our opinion in such Prospectus.

                                        Very truly yours,


                            /s/ LUSE LEHMAN GORMAN POMERENK & SCHICK

                              LUSE LEHMAN GORMAN POMERENK & SCHICK
                                   A Professional Corporation